Scientific Games Reports Second Quarter 2018 Results

Growth achieved across every business reflects continued momentum

LAS VEGAS, Aug. 1, 2018 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today reported results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights:

  Second quarter revenue rose 10 percent to $844.7 million, up from $766.3 million in the year ago period, reflecting $50.6 million in revenue from NYX, along with growth in all of our businesses. Gaming and Lottery revenue includes a $10.0 million negative impact from applying the new revenue recognition accounting.
  Net loss decreased to $5.8 million compared to $39.1 million in the prior year period, primarily driven by higher revenue and more efficient business processes throughout the organization and reflective of $33.5 million in restructuring and other charges offset by a $34.5 million gain on remeasurement of Euro denominated debt.
  Consolidated Attributable EBITDA ("Consolidated AEBITDA"), a non-GAAP financial measure defined below, increased 8 percent to $340.4 million from $314.8 million in the prior year period, primarily driven by higher revenue and more efficient business processes throughout the organization. Consolidated AEBITDA margin, a non-GAAP financial measure defined below, was 40.3 percent.
  Net cash provided by operating activities decreased to $102.5 million from $168.5 million in the year ago period driven primarily by the timing of interest payments resulting from the February 2018 refinancing.

Barry Cottle, CEO and President of Scientific Games, said, "I'm very pleased with our accomplishments this quarter and particularly proud that all four businesses continued to experience growth this quarter and are accelerating our financial momentum. Our core businesses are strong and ready to capitalize on the significant opportunities in the marketplace to drive growth by delivering great games and robust platforms and systems that enable them. We remain focused on delivering results, maintaining our financial discipline and strategically investing in our future to maximize shareholder return."

Michael Quartieri, Chief Financial Officer of Scientific Games, added, "This quarter marks our eleventh consecutive quarter of year over year growth in revenue and AEBITDA. We have clear momentum across all of our global businesses. The improvement in our operating results, along with lower interest costs, provides us with a clear path of increasing cash flows, deleveraging, and strengthening our balance sheet."

SUMMARY CONSOLIDATED RESULTS

($ in millions)	Three Months Ended June 30,
	2018	2017
Revenue	$844.7	$766.3
Net loss	(5.8)	(39.1)
Net cash provided by operating activities	102.5	168.5
Capital expenditures	112.5	78.9

Non-GAAP Financial Measures(1)
Consolidated AEBITDA	$340.4	$314.8
Consolidated AEBITDA margin	40.3%	41.1%
Free cash flow	$(71.0)	$101.0

Balance Sheet Measures	As of June 30, 2018	As of Dec 31, 2017
Cash and cash equivalents	$118.6	$788.8
Principal face value of debt outstanding	9,073.5	8,869.4
Available liquidity	558.6	1,009.4

(1)The financial measures " Consolidated AEBITDA", " Consolidated AEBITDA margin", and  "free cash flow" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and are reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

GAMING HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2018

($ in millions)	Three Months Ended June 30,		Increase/(Decrease)
	2018	2017	Amount	%
Revenue
Gaming operations (1)	$159.9	$178.4	$ (18.5)	(10)%
Gaming machine sales	167.6	163.3	4.3	3%
Gaming systems	84.3	67.1	17.2	26%
Table products	58.9	48.4	10.5	22%
	$470.7	$457.2	$ 13.5	3%

AEBITDA	$235.7	$226.9	$ 8.8	4%
AEBITDA margin	50.1%	49.6%

(1) Gaming operations includes $6.5 million in WAP jackpots as a reduction to revenue in 2018, compared to the 2017 presentation in which $5.3 million of WAP jackpots was classified as cost of services. This change in classification has no impact on AEBITDA.

  Total gaming revenue increased $13.5 million, despite an unfavorable $6.5 million impact on Gaming operations revenue from the new revenue recognition accounting effective in 2018, and AEBITDA increased 4 percent, or $8.8 million, to $235.7 million, primarily reflecting a 50 basis point improvement in the AEBITDA margin to 50.1 percent reflecting more efficient business processes.
  Gaming operations revenue declined $18.5 million in the second quarter 2018, inclusive of the $6.5 million reduction from the new revenue recognition accounting. On a quarterly sequential basis, we experienced an 8-unit increase in the installed base of Wide-Area Progressive ("WAP") and premium participation gaming machines and a $0.30 increase in average revenue per day, and our installed base of other leased and participation games increased by 80 units with average daily revenue down $0.29, which reflects the additional placements of lower yielding units in Greece.
  Gaming machine sales revenue increased $4.3 million year over year, driven by strong replacement and new opening demand in the U.S. and Canada, which was offset by lower international sales. Replacement units in the U.S. and Canada increased 16 percent year over year to 4,388 units, due to ongoing demand for the TwinStar family of cabinets. The average sales price increased 1 percent to $17,699, reflecting a more favorable mix of gaming machines.
  Gaming systems revenue increased $17.2 million to $84.3 million, primarily due to ongoing installations of a new system to casinos in the provinces of Alberta and Ontario, coupled with increased hardware sales, reflecting shipments of innovative iVIEW®4 player-interface display units. The deployment of the new system to additional casinos across Alberta and Ontario is expected to continue throughout 2018, and beyond.
  Table products revenue increased $10.5 million to $58.9 million, reflecting increased sales of utility products.

LOTTERY HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2018

($ in millions)	Three Months Ended June 30,		Increase/(Decrease)
Revenue	2018	2017	Amount	%
Instant products	$150.1	$151.3	$(1.2)	(1)%
Lottery systems (1)	57.0	51.0	6.0	12%
	$207.1	$202.3	$4.8	2%

AEBITDA	$99.4	$95.6	$3.8	4%
AEBITDA margin	48.0%	47.3%

(1) Lottery systems revenue includes $8.3 million in product sales revenue, compared to $9.8 million in 2017.

  Total lottery revenue increased $4.8 million, or 2 percent, to $207.1 million, and AEBITDA increased 4 percent to $99.4 million, compared to $95.6 million in the prior year, with AEBITDA margin improving to 48.0 percent, primarily reflecting the revenue increase and a more profitable revenue mix partially offset by higher selling, general and administrative expenses.
  Instant products revenue of $150.1 million was driven by a 2 percent increase in U.S. revenue, partially offset by 8 percent decrease internationally.
  Lottery systems revenue increased as a result of a $6.0 million, or 12 percent increase in services. The increase in services revenue was driven largely by organic growth domestically.

SOCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2018

($ in millions)	Three Months Ended June 30,		Increase/(Decrease)
	2018	2017	Amount	%
Revenue	$99.7	$91.1	$8.6	9%

AEBITDA	$25.2	$21.9	$3.3	15%
AEBITDA margin	25.3%	24.0%

  Social revenue grew 9 percent to $99.7 million, reflecting the ongoing popularity of Bingo Showdown™ and the success of more recent apps, such as the introduction of the MONOPOLY themed casino app featuring a new innovative style of play, which was launched during the second quarter of 2018.
  AEBITDA rose 15 percent to $25.2 million, and AEBITDA margin increased to 25.3 percent, primarily reflecting the continued rapid growth in revenue and improved operating leverage, partially offset by higher selling, general and administrative expenses primarily related to marketing.

DIGITAL HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2018

($ in millions)	Three Months Ended June 30		Increase/(Decrease)
Revenue (1)	2018	2017	Amount	%
Sports and platform	$20.5	$-	$20.5	nm
Gaming and other	46.7	15.7	31.0	197%
	$67.2	$15.7	$51.5	328%

AEBITDA	$13.2	$2.7	$10.5	389%
AEBITDA margin	19.6%	17.2%
nm - not meaningful.
(1) Includes the results of NYX since the completion of its acquisition on January 5, 2018.

  Total digital revenue increased to $67.2 million, primarily reflecting $50.6 million of revenue from NYX. During the second quarter of 2018, we successfully launched our gaming content across 7 new client sites and signed 8 new customers.
  AEBITDA was $13.2 million and AEBITDA margin was 19.6 percent. The year-over-year increase primarily reflects the addition of NYX.

LIQUIDITY

	Three Months Ended June 30,		Increase/
($ in millions)	2018	2017	(Decrease)
Net loss	$ (5.8)	$ (39.1)	$ 33.3
Non-cash adjustments included in net loss	149.2	179.0	(29.8)
Non-cash interest	6.6	5.1	1.5
Changes in deferred income taxes and other	(4.6)	1.7	(6.3)
Distributed earnings from equity investments	17.9	16.2	1.7
Changes in working capital accounts	(60.8)	5.6	(66.4)
Net cash provided by operating activities	$102.5	$168.5	$(66.0)

  Net cash provided by operating activities decreased $66.0 million to $102.5 million, principally related to the timing of interest payments resulting from the February 2018 refinancing, which resulted in a $66.2 million unfavorable change in accrued interest.
  Capital expenditures totaled $112.5 million in the second quarter of 2018, compared with $78.9 million in the prior-year period. The increase from the prior year was related to the ongoing acceleration of our installed base of participation games and lottery systems installations in Maryland and Kansas, and the addition of keno in Pennsylvania. For 2018, the Company now expects capital expenditures will be within a range of $360-$390 million, based on existing contractual obligations, planned investments and the inclusion of NYX.
  The Company remains focused on growing cash flow and strengthening our balance sheet.

Earnings Conference Call
Scientific Games executive leadership will host a conference call on Thursday, August 2, 2018, at 8:00 a.m. EST to review the Company's second quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS
Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations
Michael Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

All ® notices signify marks registered in the United States. © 2018 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming, data privacy, and environmental laws; legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming and sports wagering; reliance on technological blocking systems; expectations of shift to regulated online gaming or sports wagering; dependence upon key providers in our Social gaming business; inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems; reliance on or failures in information technology and other systems; security breaches and cyber-attacks, challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain adequate internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions, including the NYX acquisition; the ability to successfully integrate our acquisitions, including the NYX acquisition; incurrence of restructuring costs; implementation of complex new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including anti-corruption laws and fluctuations in foreign exchange rates, possibility that the renewal of LNS' concession to operate the Italian instant games lottery is not finalized (including as the result of a protest); restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the economic and political conditions in Greece; changes in tax laws or tax rulings (including the recent comprehensive U.S. tax reform) or the examination of our tax positions; dependence on key employees; difficulty predicting what impact, if any, new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; influence of certain stockholders, including decisions that may conflict with the interests of other stockholders; and stock price volatility.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2018 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Segment Performance Measures
As a result of our Chief Executive Officer change, who is our chief operating decision maker (CODM), and starting with the second quarter of the 2018 reporting period, we changed our business segment performance measure of profit or loss from operating income (loss) to Attributable EBITDA. This change was made in order to align our external financial reporting with how our CODM evaluates the operating results and performance of our business segments. Attributable EBITDA as a business segment performance measure of profit or loss is consistent with the definition of Attributable EBITDA described below. Business segment information for the prior comparable periods has been recast to reflect this change.

Non-GAAP Financial Measures
The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, Consolidated AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company's business operations; (ii) facilitate management's internal and external comparisons of the Company's consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses Consolidated AEBITDA and Consolidated AEBITDA margin to facilitate management's external comparisons of the Company's consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company's ongoing underlying operating performance and are better evaluated separately. Management believes Consolidated AEBITDA margin is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes EBITDA from equity investments is useful to investors because the Company's Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees' earnings that management believes has less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

Consolidated AEBITDA
Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the most directly comparable GAAP measure, as set forth in the schedule titled "Reconciliation of Net Loss to Consolidated Attributable EBITDA" below. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to consolidated net income (loss) in the following table and includes net loss with the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain litigation), and (d) other non-cash items; and (v) cost savings initiatives; (2) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (3) change in fair value of investments and remeasurement of debt; (4) interest expense; (5) income taxes expense (benefit): (6) stock-based compensation; and (7) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax expense, depreciation and amortization expense, and interest (income) expense, net of our joint ventures and minority investees. Attributable EBITDA is presented exclusively as our segment measure of profit or loss.

Consolidated AEBITDA Margin
Consolidated AEBITDA margin, as used herein, represents our Consolidated AEBITDA (as defined above) for the three-month and six-month periods ended June 30, 2018 and 2017, each calculated as a percentage of revenue. Consolidated AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss, the most directly comparable GAAP measure, in a schedule below.

Free Cash Flow
Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity method investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments
EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS) and interest (income) expense, net of other of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

Net Debt and Net Debt Leverage Ratio
Net debt is defined as total principal face value of debt outstanding less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above) for the trailing twelve-month period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Services	$ 438.1	$ 385.8	$ 875.6	$ 748.3
Product sales	256.5	231.1	480.6	453.8
Instant products	150.1	149.4	300.3	289.6
Total revenue	844.7	766.3	1,656.5	1,491.7

Operating expenses:
Cost of services (1)	124.2	98.9	246.1	202.2
Cost of product sales (1)	120.4	108.7	225.5	215.3
Cost of instant products (1)	71.3	71.3	141.0	141.4
Selling, general and administrative	173.9	145.9	345.5	286.6
Research and development	49.2	48.1	103.0	90.5
Depreciation, amortization and impairments	172.7	175.0	360.8	340.1
Restructuring and other	33.5	1.1	85.7	10.3
Total operating expenses	745.2	649.0	1,507.6	1,286.4
Operating income	99.5	117.3	148.9	205.3
Other (expense) income:
Interest expense	(146.1)	(151.2)	(300.9)	(310.6)
Earnings from equity investments	4.6	3.1	11.9	12.6
Loss on debt financing transactions	-	-	(93.2)	(29.7)
Gain on remeasurement of debt	34.5	-	33.4	-
Other income (expense), net	1.7	(1.9)	(1.5)	5.6
Total other expense, net	(105.3)	(150.0)	(350.3)	(322.1)
Net loss before income taxes	(5.8)	(32.7)	(201.4)	(116.8)
Income tax expense	-	(6.4)	(6.2)	(23.1)
Net loss	$ (5.8)	$ (39.1)	$ (207.6)	$ (139.9)

Basic and diluted net loss per share:
Basic	$ (0.06)	$ (0.44)	$ (2.29)	$ (1.58)
Diluted	$ (0.06)	$ (0.44)	$ (2.29)	$ (1.58)

Weighted average number of shares used in per share calculations:
Basic shares	91.0	89.1	90.6	88.6
Diluted shares	91.0	89.1	90.6	88.6

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30,	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$ 118.6	$ 788.8
Restricted cash	33.3	29.0
Accounts receivable, net	562.3	540.9
Notes receivable, net	123.5	143.5
Inventories	231.9	243.1
Prepaid expenses, deposits and other current assets	248.8	131.1
Total current assets	1,318.4	1,876.4

Restricted cash	15.5	16.3
Notes receivable, net	48.0	52.8
Property and equipment, net	520.2	568.2
Goodwill	3,312.8	2,956.1
Intangible assets, net	1,797.4	1,604.6
Software, net	315.8	339.4
Equity investments	209.2	253.9
Other assets	75.6	57.6
Total assets	$ 7,612.9	$ 7,725.3

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 48.7	$ 40.3
Accounts payable	184.0	190.4
Accrued liabilities	454.8	509.1
Total current liabilities	687.5	739.8

Deferred income taxes	137.5	73.1
Other long-term liabilities	211.1	203.1
Long-term debt, excluding current portion	8,845.2	8,736.3
Total stockholders' deficit	(2,268.4)	(2,027.0)
Total liabilities and stockholders' deficit	$ 7,612.9	$ 7,725.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$ (5.8)	$ (39.1)	$ (207.6)	$ (139.9)
Adjustments to reconcile net loss to net cash provided by operating activities	173.7	200.3	482.2	402.1
Changes in working capital accounts, net of effects of acquisitions	(60.8)	5.6	(138.3)	12.6
Changes in deferred income taxes and other	(4.6)	1.7	(3.9)	4.7
Net cash provided by operating activities	102.5	168.5	132.4	279.5

Cash flows from investing activities:
Capital expenditures	(112.5)	(78.9)	(200.5)	(140.2)
Acquisitions of businesses, net of cash acquired	-	(30.6)	(274.1)	(52.1)
Distributions of capital from equity investments	21.7	21.1	23.2	22.4
Additions to equity method investments	(75.2)	-	(75.2)	-
Other	-	8.0	-	10.0
Net cash used in investing activities	(166.0)	(80.4)	(526.6)	(159.9)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of payments	87.3	(9.9)	92.6	12.6
Repayment of assumed NYX debt	-	-	(288.2)	-
Payments of debt issuance and deferred financing costs	-	(0.5)	(38.5)	(27.7)
Payments on license obligations	(7.5)	(9.7)	(14.0)	(19.5)
Net redemptions of common stock under stock-based compensation plans and other	(3.8)	(3.3)	(21.5)	(3.9)
Net cash provided by (used in) financing activities	76.0	(23.4)	(269.6)	(38.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.8)	0.3	(2.9)	2.8
Increase (decrease) in cash, cash equivalents and restricted cash	7.7	65.0	(666.7)	83.9
Cash, cash equivalents and restricted cash, beginning of period	159.7	175.8	834.1	156.9
Cash, cash equivalents and restricted cash, end of period	$ 167.4	$ 240.8	$ 167.4	$ 240.8

Supplemental cash flow information:
Cash paid for interest	$ 204.2	$ 171.4	$ 365.5	$ 284.9
Income taxes paid	8.3	13.0	15.4	18.7
Distributed earnings from equity investments	17.9	16.2	18.9	18.6
Supplemental non-cash transactions:
Non-cash rollover and refinancing of Term loans	-	-	3,274.6	2,747.6
Non-cash interest expense	6.6	5.1	12.2	13.3
Non-cash net additions to intangible assets related to license agreements	-	-	-	28.1
NYX non-cash consideration transferred (inclusive of 2017 acquisition of ordinary shares)	-	-	93.2	-

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO CONSOLIDATED ATTRIBUTABLE EBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended June 30		Six Months Ended June 30

	2018	2017	2018	2017
Reconciliation of Net Loss to Consolidated Attributable EBITDA
Net loss	$ (5.8)	$ (39.1)	$ (207.6)	$ (139.9)
Restructuring and other (1)	33.5	1.1	85.7	10.3
Depreciation, amortization and impairments	172.7	175.0	360.8	340.1
Other expense (income), net	0.9	3.1	6.9	(2.0)
Interest expense	146.1	151.2	300.9	310.6
Income tax expense	-	6.4	6.2	23.1
Stock-based compensation	15.6	7.1	24.4	13.0
Loss on debt financing transactions	-	-	93.2	29.7
Gain on remeasurement of debt	(34.5)	-	(33.4)	-
EBITDA from equity investments (2)	16.5	13.1	35.3	29.1
Earnings from equity investments	(4.6)	(3.1)	(11.9)	(12.6)
Consolidated Attributable EBITDA	$ 340.4	$ 314.8	$ 660.5	$ 601.4

Supplemental Business Segment Data
Business segments Attributable EBITDA
Gaming	$ 235.7	$ 226.9	$ 453.8	$ 436.6
Lottery	99.4	95.6	193.5	180.9
Social	25.2	21.9	51.4	39.8
Digital	13.2	2.7	30.4	7.8
Total business segments Attributable EBITDA	373.5	347.1	729.1	665.1
Corporate and other(3)	(33.1)	(32.3)	(68.6)	(63.7)
Consolidated Attributable EBITDA	$ 340.4	$ 314.8	$ 660.5	$ 601.4

Reconciliation to Consolidated Attributable EBITDA margin
Consolidated Attributable EBITDA	$ 340.4	$ 314.8	$ 660.5	$ 601.4
Revenue	844.7	766.3	1,656.5	1,491.7
Consolidated Attributable EBITDA margin	40.3%	41.1%	39.9%	40.3%

(1) Refer to Consolidated AEBITDA definition for description of items included in restructuring and other.

(2) The Company received $39.6 million and $42.1 million in cash distributions and return of capital payments from its equity investees for the three and six months ended June 30, 2018, respectively, and $37.3 million and $41.0 million in cash distributions and return of capital payments from its equity investees for the three and six months ended June 30, 2017, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT DATA AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions)

	Three Months Ended June 30, 2018
	Gaming (5)	Lottery	Social	Digital	Corporate and Other (3)	Total Consolidated (4)
Total Revenue	$ 470.7	$ 207.1	$ 99.7	$ 67.2	$ -	$ 844.7

Operating expenses:
Cost of services (1)	31.6	30.4	36.9	25.3	-	124.2
Cost of product sales (1)	114.5	5.9	-	-	-	120.4
Cost of instant products (1)	-	71.3	-	-	-	71.3
Selling, general and administrative	60.6	14.4	30.8	21.5	46.6	173.9
Research and development	33.4	2.0	6.5	7.3	-	49.2

AEBITDA Adjustments:
EBITDA from equity investments (2)	1.4	15.1	-	-	-	16.5
Other expense, net	1.9	-	-	-	0.7	2.6
Stock-based compensation	1.8	1.2	(0.3)	0.1	12.8	15.6
AEBITDA	$ 235.7	$ 99.4	$ 25.2	$ 13.2	$ (33.1)	$ 340.4

Selected financial data:
Depreciation, amortization and impairments	$ 121.0	$ 13.9	$ 6.5	$ 16.7	$ 14.6	$ 172.7
Restructuring and other	1.5	(3.2)	0.5	4.4	30.3	33.5
Earnings from equity investments	-	4.6	-	-	-	4.6

	Six Months Ended June 30, 2018
	Gaming (5)	Lottery	Social	Digital	Corporate and Other (3)	Total Consolidated (4)
Total Revenue	$ 913.7	$ 408.8	$ 197.1	$ 136.9	$ -	$ 1,656.5

Operating expenses:
Cost of services (1)	62.1	62.8	73.2	48.0	-	246.1
Cost of product sales (1)	215.5	10.0	-	-	-	225.5
Cost of instant products (1)	-	141.0	-	-	-	141.0
Selling, general and administrative	126.1	32.0	61.7	38.1	87.6	345.5
Research and development	66.5	3.8	12.2	20.5	-	103.0

AEBITDA Adjustments:
EBITDA from equity investments (2)	3.3	32.0	-	-	-	35.3
Other expense, net	3.6	-	-	-	1.8	5.4
Stock-based compensation	3.4	2.3	1.4	0.1	17.2	24.4
AEBITDA	$ 453.8	$ 193.5	$ 51.4	$ 30.4	$ (68.6)	$ 660.5

Selected financial data:
Depreciation, amortization and impairments	$ 260.4	$ 28.1	$ 13.1	$ 32.7	$ 26.5	$ 360.8
Restructuring and other	2.9	(2.4)	18.6	10.1	56.5	85.7
Earnings from equity investments	1.1	10.8	-	-	-	11.9

(1) Exclusive of depreciation and amortization.
(2) The Company received $39.6 million and $42.1 million in cash distributions and return of capital payments from its equity investees in the three and six months ended June 30, 2018, respectively.
(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).
(4) For reconciliation of Consolidated AEBITDA (a non-GAAP measure), see "RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA AND SUPPLEMENTAL BUSINESS SEGMENT DATA" appearing on a preceding schedule.
(5) For disaggregation of gaming revenue by product vs. service, see "SUPPLEMENTAL INFORMATION- SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS" appearing on a subsequent schedule.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT DATA AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions)

	Three Months Ended June 30, 2017
	Gaming (6)	Lottery	Social (1)	Digital (1)	Corporate and Other (4)	Total Consolidated (5)
Total Revenue	$ 457.2	$ 202.3	$ 91.1	$ 15.7	$ -	$ 766.3

Operating expenses:
Cost of services (2)	33.7	24.9	33.8	6.5	-	98.9
Cost of product sales (2)	100.7	8.0	-	-	-	108.7
Cost of instant products (2)	-	71.3	-	-	-	71.3
Selling, general and administrative	65.2	13.7	27.2	5.6	34.2	145.9
Research and development	35.4	1.9	9.3	0.9	0.6	48.1

AEBITDA Adjustments:
EBITDA from equity investments (3)	1.5	11.6	-	-	-	13.1
Other income (expense), net	1.6	-	-	-	(0.4)	1.2
Stock-based compensation	1.6	1.5	1.1	-	2.9	7.1
AEBITDA	$ 226.9	$ 95.6	$ 21.9	$ 2.7	$ (32.3)	$ 314.8

Selected financial data:
Depreciation, amortization and impairments	$ 136.0	$ 13.3	$ 3.1	$ 1.3	$ 21.3	$ 175.0
Restructuring and other	0.3	(1.1)	0.2	0.1	1.6	1.1
Earnings from equity investments	1.1	2.0	-	-	-	3.1

	Six Months Ended June 30, 2017
	Gaming (6)	Lottery	Social (1)	Digital (1)	Corporate and Other (4)	Total Consolidated (5)
Total Revenue	$ 897.2	$ 391.4	$ 171.3	$ 31.8	$ -	$ 1,491.7

Operating expenses:
Cost of services (2)	72.9	51.4	64.1	13.8	-	202.2
Cost of product sales (2)	200.3	15.0	-	-	-	215.3
Cost of instant products (2)	-	141.4	-	-	-	141.4
Selling, general and administrative	124.2	28.0	57.7	8.3	68.4	286.6
Research and development	72.6	2.8	11.8	1.9	1.4	90.5

AEBITDA Adjustments:
EBITDA from equity investments (3)	3.3	25.8	-	-	-	29.1
Other income, net	2.8	-	-	-	0.8	3.6
Stock-based compensation	3.3	2.3	2.1	-	5.3	13.0
AEBITDA	$ 436.6	$ 180.9	$ 39.8	$ 7.8	$ (63.7)	$ 601.4

Selected financial data:
Depreciation, amortization and impairments	$ 259.3	$ 27.2	$ 5.7	$ 2.7	$ 45.2	$ 340.1
Restructuring and other	4.5	(0.8)	1.0	0.1	5.5	10.3
Earnings from equity investments	3.6	9.0	-	-	-	12.6

(1) Business segment information for the three and six months ended June 30, 2017 has been recast to reflect the new separate Social and Digital business segments, previously included in our Interactive business segment.

(2) Exclusive of depreciation and amortization.
(3) The Company received $37.3 million and $41.0 million in cash distributions and return of capital payments from its equity investees in the three and six months ended June 30, 2017, respectively.
(4) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).
(5) For reconciliation of Consolidated AEBITDA (a non-GAAP measure), see "RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA AND SUPPLEMENTAL BUSINESS SEGMENT DATA" appearing on a preceding schedule.
(6) For disaggregation of gaming revenue by product vs. service, see "SUPPLEMENTAL INFORMATION- SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS" appearing on a subsequent schedule.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)

CALCULATION OF NET DEBT LEVERAGE RATIO

	Twelve Months Ended	Twelve Months Ended
	June 30, 2018	March 31, 2018

Net loss	$ (310.0)	$ (343.3)
Restructuring and other	121.3	88.9
Depreciation, amortization and impairments	703.5	705.8
Other expense, net	17.5	19.7
Interest expense	600.0	605.1
Income tax (benefit) expense	(2.4)	4.0
Stock-based compensation	38.6	30.1
Loss on debt financing transactions	101.6	101.6
(Gain) loss on remeasurement of debt	(33.4)	1.1
EBITDA from equity investments	73.3	69.9
Earnings from equity investments	(26.0)	(24.5)
Consolidated Attributable EBITDA	$ 1,284.0	$ 1,258.4

Principal face value of debt outstanding(1)	$ 9,073.5	$ 8,988.6
Less: cash and cash equivalents	118.6	109.9
Net debt(2)	$ 8,954.9	$ 8,878.7
Net debt leverage ratio	7.0	7.1

(1) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes. Euro to USD exchange rates at issuance and as of June 30, 2018 were 1.24 and 1.17, respectively.

(2) June 30, 2018 net debt balance is inclusive of incremental debt associated with the NYX acquisition.

	CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net cash provided by operating activities(1)	$ 102.5	$ 168.5	$ 132.4	$ 279.5

Less: Capital expenditures	(112.5)	(78.9)	(200.5)	(140.2)
Add: Distributions of capital from equity investments	21.7	21.1	23.2	22.4
Less: Additions to equity method investments(2)	(75.2)	-	(75.2)	-
Less: Payments on license obligations	(7.5)	(9.7)	(14.0)	(19.5)
Free cash flow(3)	$ (71.0)	$ 101.0	$ (134.1)	$ 142.2

(1) The 2018 six months ended June 30, 2018 quarter includes approximately $34.7 million of payments related to NYX transaction costs (inclusive of NYX assumed liabilities), $66.3 million unfavorable change in accrued interest due to February 2018 refinancing as compared to 2017. The 2018 three months ended June 30, 2018 quarter includes approximately $66.2 million unfavorable change in accrued interest due to February 2018 refinancing and timing of interest payments.

(2) The three and six months ended June 30, 2018 includes $74.3 million (€60 million) in LNS contributions representing our second pro-rata concession funding payment.

(3) The 2018 six months ended June 30, 2018 cash flows includes $262.5 million related to acquisition of NYX and $38.5 million in costs related to the refinancing transactions reflected in investing and financing activities, respectively.

	RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
EBITDA from equity investments(1):
Earnings from equity investments	$ 4.6	$ 3.1	$ 11.9	$ 12.6
Add: Income tax expense	1.5	1.4	3.5	3.7
Add: Depreciation and amortization	9.7	8.6	19.0	17.1
Add: Interest income (expense), net	0.7	-	0.9	(4.3)
EBITDA from equity investments	$ 16.5	$ 13.1	$ 35.3	$ 29.1

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	June 30,	June 30,	March 31,
Gaming Revenue - Supplemental Revenue Metrics	2018	2017	2018
Revenue by Statement of Operations line item:
Services	$ 222.5	$ 237.8	$ 224.1
Product sales	248.2	219.4	218.9
Gaming revenue	$ 470.7	$ 457.2	$ 443.0

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue	$ 88.1	$ 100.2	$ 88.4
Other leased, participation and services revenue	71.8	78.2	72.9
Gaming operations revenue	$ 159.9	$ 178.4	$ 161.3

Gaming systems:
Hardware, software and services revenue	$ 57.3	$ 40.3	$ 47.7
Maintenance revenue	27.0	26.8	27.3
Gaming systems revenue	$ 84.3	$ 67.1	$ 75.0

Table products:
Table products sales revenue	$ 21.3	$ 12.1	$ 20.6
Supplied table products revenue	37.6	36.3	41.3
Table products revenue	$ 58.9	$ 48.4	$ 61.9

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units:
Installed base at period end	20,671	20,956	20,663
Average daily revenue per unit (exclusive of WAP jackpot expense)	$ 50.31	$ 52.30	$ 50.01

Other participation and leased units:
Installed base at period end	47,991	48,645	47,911
Average daily revenue per unit	$ 14.16	$ 14.94	$ 14.45

Gaming Machine Sales
U.S. and Canadian new unit shipments	5,749	4,367	4,667
International new unit shipments	2,492	3,411	2,201
New unit shipments	8,241	7,778	6,868
Average sales price per new unit	$ 17,699	$ 17,550	$ 17,722

Gaming Machine Unit Sales Components:
U.S. and Canadian unit shipments:
Illinois VGT	448	594	775
Replacement units	4,388	3,773	3,743
Casino opening and expansion units	913	-	149
Total unit shipments	5,749	4,367	4,667
International unit shipments:
Replacement units	2,492	3,357	1,940
Casino opening and expansion units	-	54	261
Total unit shipments	2,492	3,411	2,201

Lottery Revenue - Supplemental Revenue Metrics
Instant products revenue by geography:
United States	$ 107.7	$ 105.4	$ 105.3
International	42.4	45.9	44.9
Instant products revenue	$ 150.1	$ 151.3	$ 150.2

Services revenue by geography:
United States	$ 35.4	$ 30.1	$ 32.2
International	13.3	11.1	14.1
Services revenue	$ 48.7	$ 41.2	$ 46.3

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (1)(2)	5.1%	5.3%	4.4%
Change in retail sales of U.S. lottery systems contract customers (1)(3)	3.0%	-1.0%	6.2%
Change in Italy retail sales of instant games (1)	2.4%	-0.8%	2.9%

Social Revenue - Key Performance Indicators
Social gaming:
Average monthly active users (4)	8.2	7.5	8.1
Average daily active users (5)	2.5	2.5	2.4
Average daily revenue per daily active user (6)	$ 0.44	$ 0.40	$ 0.45
Mobile penetration (7)	77%	72%	75%
(1) Information provided by third-party lottery operators.
(2) U.S. instant games customers' retail sales include only sales of instant games.
(3) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(4) Monthly Active Users (MAU) and is a count of unique visitors to our site during a month.
(5) Daily Active Users (DAU) and is a count of unique visitors to our site during a day.
(6) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(7) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.